EXHIBIT 10.1

                          BREMER FINANCIAL CORPORATION

                1997 EXECUTIVE ANNUAL INCENTIVE COMPENSATION PLAN

                        Director, Operations & Technology
                        Retail Banking Services Director
                            Chief Information Officer
                             Chief Financial Officer
                              Chief Credit Officer
                            Human Resources Director

Contained herein is a detailed outline of the Executive Annual Incentive Compensation Plan which has been designed for the Director, Operations & Technology, Retail Banking Services Director, Chief Information Officer, Chief Financial Officer, Chief Credit Officer, and Human Resources Director.

A.       Purpose

         1) To provide an annual incentive award to the Director, Operations & Technology, Retail Banking Services Director, Chief Information Officer, Chief Financial Officer, Chief Credit Officer, and Human Resources Director of Bremer Financial Services, Inc. for the achievement of Bremer Financial Corporation's goals and objectives.

         2) To focus attention on those activities which will positively affect the Corporation's financial well-being.

B.       Eligibility

         1) The Director, Operations & Technology, Retail Banking Services Director, Chief Information Officer, Chief Financial Officer, Chief Credit Officer, and Human Resources Director of Bremer Financial Services, Inc. are the participants in this plan.

C.       Plan Year

         1) The Executive Annual Incentive Compensation program will begin on January 1 and will end on December 31.

D.       Payment of Award

         1) At year end, formal reviews will be conducted by the appropriate designated management to determine and measure performance. Upon completion of the measurement of the participants' goals and objectives, awards will be approved.

         2) Award payments will be made in the first quarter, following the end of defined incentive plan year.

E.       Potential Awards

         1) The maximum potential award, stated as a percentage of base salary, will be 30%.

F.       Performance Measures and Determination of Award

         1) 70% of the incentive award will be based upon Corporate RORE*. The following table will be utilized to determine the actual percentage of salary to be granted. When performance falls between the RORE percentages shown, interpolation will be utilized to determine the actual percentage of salary to be awarded.

          Corporate RORE                                        Percentage Award

             Below 12.70                                             -0-

             12.70                     THRESHOLD                     7.00%

             13.30                     2/3 OF MAXIMUM               14.00%

             13.71                     PLAN                         16.38%

             14.50 and over            MAXIMUM                      21.00%

         2)       Other Measures

                  30% of the incentive award will be based on work plan objectives. The work plan objectives should be submitted to the President of Bremer Financial Corporation for approval. The maximum percentage award for achieving work plan objectives is 9%.

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G.       Administration

         1) The plan shall be subject to the approval of the Board of Directors of Bremer Financial Corporation which shall have sole authority to establish the terms and conditions under which the plan will be administered.

         2) The Executive Incentive Compensation Plan and awards are not transferable or assignable.

         3)       Awards may not be deferred.

* Corporate RORE will be calculated by reducing corporate net income by the after-tax effect of 50% of the restructuring charges recorded by the Company in 1994. No adjustments should be made to equity as a result of the restructuring adjustment.

H.       Administrative Procedures

         1) Additions to Plan -- Eligible individuals will be added to the plan at any time upon the approval of the Board of Directors of Bremer Financial Corporation. However, the size of their awards will be prorated by the number of months they were eligible to receive an award. An example would be:

                  - Employee "A" is added to plan in mid-year so s/he has six
                    (6) months of eligible service.
                  - Calculated incentive award is $15,000
                  - $15,000 X 6/12 = $7,500

         2) Terminations -- If the eligible participant terminates during the plan year, the incentive award will be handled as follows:

                  - Voluntary resignations -- no incentive award.
                  - Involuntary terminations for cause -- no incentive award.
                  - Involuntary termination without cause -- incentive award prorated by number of months service during current
                    incentive plan year, based on approval by President of BFC.
                  - Retirement/disability -- incentive award prorated by number of months of service during current incentive plan year.

         3) Change in Position -- If the eligible participant has a change in position during a plan year, their incentive award will be calculated under both plan award levels and prorated by the months of service at each level.

         4) Interpolation -- When actual performance falls between cells on the appropriate element, the individual completing the formula should interpolate to the actual percentage to be awarded.

         5) Performance -- If a participant's performance rating for the plan year is less than fully competent and/or certain performance goals are not met, the President of Bremer Financial Corporation has the authority to reduce partially or totally the incentive payout that would normally be due the participant.

         6) Exceptions -- Upon occasion, there may be specific reasons for exceptions to the incentive compensation program for events beyond the control of the participant in the plan. The President of Bremer Financial Corporation has the authority to determine and approve all such exceptions.

I.       Amendment and termination

         1) The Board of Directors of Bremer Financial Corporation may at any time amend the plan for the purposes of satisfying the requirements of any changes in applicable laws or for any purpose which may be permitted by law. The Board of Directors of Bremer Financial Corporation may also terminate the plan at any time. No such amendment or termination shall, however, adversely affect the rights of any participant (without his/her prior consent) to any award previously approved.

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-----------------------------------          -----------------------------------
NAME                                         TITLE

                    CALCULATION OF EXECUTIVE INCENTIVE AWARD

                                 Plan Year 1997

                                                            Percentage of Salary
                                                                To Be Awarded
F-1 - Corporate RORE

         Corporate RORE                               %                      %
         (70% of total award)                --------               ---------

         Work Plan Objectives Achievement                                    %
         Level (30% of total award)          --------               ---------

         Attach a description of work plan objectives and how they will be measured.

Total Award Earned as % of Salary                                            %
                                                                     --------

X 1997 Salary                                                        $
                                                                      --------

= 1997 INCENTIVE AWARD                                               $
                                                                      --------




Approved:


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